Exhibit 4.fff

Lic. Jorge Ramón Miranda Gutiérrez
NOTARIO PUBLICO INTERINO No. 121
DEL ESTADO DE MÉXICO

INSTRUMENTO NÚMERO: SIETE MIL TRESCIENTOS SESENTA.-----------

VOLUMEN ORDINARIO NÚMERO: CIENTO QUINCE.-----------

ACTO: RECONOCIMIENTO DE FIRMA Y RATIFICACIÓN DEL CONTENIDO DE DOCUMENTO.-----------

SOLICITANTES: *FRANCISCO MORALES ANACLETO Y MONICO MORALES ANACLETO.*-----------

En Tejupilco, Estado de México, a los veinticuatro días del mes de junio del dos mil nueve, yo, Licenciado JORGE RAMÓN MIRANDA GUTIÉRREZ, NOTARIO PÚBLICO NÚMERO CIENTO VEINTIUNO DEL ESTADO DE MÉXICO, en funciones, hago constar: EL RECONOCIMIENTO DE FIRMA Y RATIFICACIÓN DEL CONTENIDO DE DOCUMENTO, que otorgan los señores FRANCISCO MORALES ANACLETO Y MONICO MORALES ANACLETO, al tenor de la siguiente -----------

-----------PROTESTA DE LEY-----------

Previa a la redacción de las declaratorias vertidas por los comparecientes, el suscrito Notario los protesto para que se condujeran con verdad, apercibiéndolos del contenido de los artículos ciento cincuenta y seis, ciento sesenta y siete y ciento sesenta y ocho del Código Penal del Estado de México y del artículo 79 (setenta y nueve), *Fracción VIII* (ocho romano) de la ley del Notariado del Estado de México -----------

EL RECONOCIMIENTO DE FIRMAS Y RATIFICACIÓN DEL CONTENIDO DE DOCUMENTO, que llevé a cabo en esta fecha a petición de los señores FRANCISCO MORALES ANACLETO Y MONICO MORALES ANACLETO, en calidad de interesados, quienes reconocen como suyas las firmas y ratifican el contenido del presente documento, consiste en un convenio de ocupación temporal (con tres anexos) anexo "A" Concesiones mineras y mapa de las concesiones mineras (el cual consta de siete fojas), anexo "B" copia del certificado de posesión y anexo "C" versión en ingles, quien en términos del segundo párrafo del artículo 105 (ciento cinco) de la Ley del Notariado del Estado de México los comparecientes manifiesta reconocer en todos sus términos el contenido de anexo "C" de fecha veinticuatro de junio del dos mil nueve, se me presenta en tres tantos e impreso en treinta y un hojes impresas solo por su anverso, el cual tengo a la vista y en original, agrego al legajo del apéndice de documentos con la letra correspondiente, debiendo tenerse la misma por reproducida como si literalmente se insertase a la letra, en términos del Artículo 105 Y 108 (ciento cinco y ciento ocho) de la Ley del Notariado del Estado de México en vigor. -----------

-----------G E N E R A L E S-----------

Los comparecientes manifestaron ser mexicanos por nacimiento e hijos de padres de igual nacionalidad -----

FRANCISCO MORALES ANACLETO.- Originario y vecino de la Localidad de El Aguacate, Municipio de Tejupilco, Estado de México, donde nació el día veintitrés de junio de mil novecientos cincuenta y cuatro, casado, agricultor, con domicilio conocido, quien se identifica con el documento que doy fe de tener a la vista y en copia fotostática remito al apéndice de este instrumento, bajo la letra que le corresponde -----------

MONICO MORALES ANACLETO.- Originario y vecino de la Localidad de El Aguacate, Municipio de Tejupilco, Estado de México, donde nació el día tres de agosto de mil novecientos treinta y siete, casado, agricultor, con domicilio conocido, quien se identifica con el documento que doy fe de tener a la vista y en copia fotostática remito al apéndice de este instrumento, bajo la letra que le corresponde -----------

EL SUSCRITO NOTARIO CERTIFICO Y DOY FE.---

I.- Que en cumplimiento a lo establecido por el artículo setenta (70) de la Ley del Notariado del Estado de México, copia certificada de este instrumento se agrega al apéndice del presente instrumento marcado con la letra "A".---

II.- Que los comparecientes se identificaron con el documento relacionado en sus respectivos generales. -----

III.- Que leí la presente escritura en voz alta a los comparecientes, misma a quienes les expliqué el valor y las consecuencias legales de las adiciones y variantes que se hicieron constar en la escritura a su petición.---

V.- Que manifestaron su conformidad, con el texto leído y explicado, mediante la impresión de la firma autógrafa, firmando en comprobación el día de su otorgamiento, fecha en que Yo, el Notario la AUTORIZO DEFINITIVAMENTE por no causar impuestos.- DOY FE. ---

FIRMA DE LOS COMPARECIENTES.-ANTE MI.- LICENCIADO JORGE RAMÓN MIRANDA GUTIÉRREZ.- RÚBRICA.- EL SELLO DE AUTORIZAR.- DOY FE. ---

ES PRIMER TESTIMONIO (PRIMER EN SU ORDEN), SACADO DE SU MATRIZ Y ORIGINAL QUE OBRA EN EL PROTOCOLO ORDINARIO A MI CARGO, DE DONDE SE EXPIDE PARA **LOS SEÑORES FRANCISCO MORALES ANACLETO Y MONICO MORALES ANACLETO**, EN CALIDAD DE INTERESADOS.- CONSTA DE UNA PÁGINA ÚTIL, IMPRESA POR AMBOS LADOS, EN TEJUPILCO, MÉXICO, A LOS VEINTICUATRO DÍAS DEL MES DE JUNIO DEL DOS MIL NUEVE.- DOY FE.--------------

LIC. JORGE RAMÓN MIRANDA GUTIÉRREZ
NOTARIO PÚBLICO INTERINO NO. 121
DEL ESTADO DE MÉXICO

EL PRESENTE CONVENIO DE OCUPACION TEMPORAL es celebrado con fecha del 24 de Junio de 2009,  por los comparecientes:

FRANCISCO MORALES ANACLETO,  mexicano, mayor de edad, casado,  actuando en el presente acto por su propio derecho, con domicilio conocido en la Comunidad de El Aguacate 51400, Tejupilco, Estado de México;

MONICO MORALES ANACLETO,  mexicano, mayor de edad, casado,  actuando en el presente acto por su propio derecho, con domicilio conocido en la Comunidad de El Aguacate 51400, Tejupilco, Estado de México

(denominado en lo sucesivo como los “Titulares”)

POR LA PRIMERA PARTE;

Y

MINERA PERICONES, S.A. DE C.V. sociedad mercantil debidamente constituida conforme a la Ley General de Sociedades Mercantiles, con domicilio en Calle La Salle, No.3230 Fraccionamiento Lomas La Salle C.P. 31214, Chihuahua, Chihuahua,  representada en el presente acto por el SR. JOSE ABRAHAM URIAS ROMERO en su carácter de Representante Legal de dicha sociedad (denominada en lo sucesivo, la  “Compañía”),

POR LA SEGUNDA PARTE.

El presente Convenio es celebrado en conformidad con las leyes de los Estados Unidos Mexicanos y, específicamente, en conformidad con las disposiciones aplicables de la Ley Minera y su Reglamento, el Código Civil Federal y el Código Civil para el Estado de México.

DECLARACIONES

I.

Los Titulares declaran a la Compañía que:

A.

Son los únicos y exclusivos acreedores de los derechos de uso y posesión pacifica a titulo de dueños del bien inmueble con una superficie total de 11-215 hectáreas (en lo sucesivo, el “Lote de Terreno”) según consta en el certificado de posesión de terreno, expedido por la Delegación Municipal de la Comunidad del Aguacate Monte de Dios, ubicado en el Aguacate Monte de Dios, Municipio de Tejupilco,  Estado de México, con las siguientes medidas y colindancias:  Norte 402 metros colinda con terreno del Sr. Octaviano Roberto; Sur 400 metros colinda con la Sra. Macedonia Santos; Oeste 327 metros colinda con el terreno del Sr. Enrique Morales Anacleto y una barranca grande; Este 296 metros colinda con la Sra. Alicia Eusebio Secundino y Enrique M. Anacleto;  de fecha 11 de Junio de 2009; copia del Certificado de posesión se adjunta al presente como Anexo “B”.

B.

El Lote de Terreno se encuentra, a la fecha de la firma del presente Convenio, libre y a salvo de (a) todo gravamen, carga o limitación de dominio alguno, (b) controversia judicial, acción legal o demanda de cualquier naturaleza, y (c) los efectos jurídicos de cualquier Convenio o acto jurídico que pudiera impedir, afectar o prohibir la celebración o cumplimiento de las obligaciones pactadas en el presente Convenio.

C.

Reconoce que la Compañía es la acreedora exclusiva de los derechos derivados de las concesiones mineras ubicadas en el Municipio de Tejupilco, Estado de Mexico, las cuales se describen en el Anexo “A” del presente Convenio (en lo sucesivo, las “Concesiones Mineras”) y que los Productos Minerales (según se definen adelante) que en su caso existan en el subsuelo de los lotes mineros amparados por las Concesiones Mineras son propiedad de la Compañía, conforme a la legislación minera vigente.

II.

La Compañía, a través de su representante, declara a los Titulares que:

A.

Es una sociedad anónima de capital variable debidamente constituida y en existencia en conformidad con la Ley General de Sociedades Mercantiles.

B.

Posee la capacidad legal requerida por las leyes mexicanas para adquirir como Titulares concesiones mineras ubicadas dentro del territorio de la República Mexicana, en conformidad con el artículo 11 de la Ley Minera.

C.

Los poderes y autoridad otorgados a la persona que comparece en su representación en el presente acto son suficientes para celebrar el presente Convenio en nombre y representación de la Compañía; y que dichos poderes y representación no han sido, a la fecha de la firma del presente instrumento, revocados o modificados en forma alguna.

POR LO TANTO, en virtud de las declaraciones anteriores las partes comparecientes celebran el presente Convenio en conformidad con las siguientes cláusulas:

1.

Ocupación.  Los Titulares en el presente acto otorgan a la Compañía, y la Compañía adquiere de los Titulares, el derecho exclusivo de uso, aprovechamiento y ocupación sobre una superficie total del Lote de Terreno igual a 11.215  hectáreas (en lo sucesivo, el “Lote de Terreno en Ocupación”),  con el objeto de que la Compañía ejecute sobre dicho inmueble las Actividades Mineras (que se definen más adelante). La ubicación geográfica del Lote de Terreno en Ocupación se encuentra descrita en el Mapa adjunto al presente Contrato en anexo A.

1.1.

La Compañía podrá reducir o modificar la extensión del Lote de Terreno en Ocupación mediante aviso por escrito a los Titulares, a fin de que la Compañía desarrolle las Actividades Mineras en cualquier área del Lote de Terreno. En dicho aviso, la Compañía entregará a los Titulares un mapa donde conste la ubicación geográfica de la reducción o modificación del Lote de Terreno en Ocupación y la modificación correspondiente a la Renta Anual a pagarse conforme a la Cláusula 5 del presente Convenio.

2.

Actividades Mineras.  La Compañía podrá, durante la vigencia del presente Convenio, ejecutar las siguientes actividades sobre el Lote de Terreno  en Ocupación (las “Actividades Mineras”): todo trabajo u obra ejecutados con el propósito de: (a) identificar depósitos minerales y cuantificar las reservas mineras para determinar la factibilidad económica de su recuperación; (b) preparar y desarrollar el área que comprende el depósito mineral para recuperar y extraer productos minerales enumerados en el artículo 4 de la Ley Minera (en lo sucesivo, “Productos Minerales”); y (c) refinar, tratar, vender y mercadear Productos Minerales, incluyendo, sin limitar la generalidad de lo anterior las siguientes actividades:

(a)

el acceso y la constitución de servidumbres de paso,

(b)

utilizar, modificar o ampliar los caminos, veredas, mangas, callejones y otras vías de comunicación ya existentes en el Lote de Terreno en Ocupación a fin de transitar y transportar libremente personal, maquinaria, herramientas, Productos Minerales y  bienes de cualesquier especie,

(c)

la construcción de todo tipo de obras, edificaciones y demás trabajos de exploración, tales como reconocimientos geológicos, muestreo de rocas, suelo, sedimentos y minerales para realizar pruebas metalúrgicas; mapeo geológico y geofísico; construcción de zanjas y obras para el soporte de la operación de exploración; barrenación, desarrollos y perforaciones de cualquier clase; y la construcción de túneles, tiros y socavones,

(d)

el aprovechamiento de las aguas y la obtención de concesiones de agua, incluyendo la instalación de tubería de agua o cables eléctricos y cualquier estructura o edificación elegidos para la conducción de agua o energía eléctrica,

(e)

construir, ampliar y desmantelar o desmontar campamentos, dormitorios, bodegas, almacenes, talleres, oficinas e instalaciones condecentes a las obras y trabajos de la Compañía,

(f)

construir plantillas de perforación y hacer perforaciones de todo tipo; mediciones y amojonamientos destinados a deslindar áreas o zonas dentro del Lote de Terreno en Ocupación;

(g)

la investigación de la factibilidad económica de minar Productos Minerales; la construcción de una mina en el Lote de Terreno en Ocupación;

(h)

la construcción de una mina en cualquier porción del Lote de Terreno en Ocupación,

(i)

el tratamiento, minado, remoción, recuperación, extracción y refinación de Productos Minerales,

(j)

la venta y mercadeo de los Productos Minerales,

(k)

la ejecución de cualquier actividad considerada por la Compañía como necesaria, apropiada o incidental a las actividades descritas anteriormente.

2.1.

Los Titulares podrán continuar con sus actividades pecuarias dentro del área superficial que comprende  el Lote de Terreno en Ocupación, siempre y cuando la ejecución de dichas actividades no interfiera en forma alguna con la ejecución de las Actividades Mineras por parte de la Compañía.

3.

Término.  El presente Convenio será vigente por un término de veinticinco (25) años que contará a partir de su firma y ratificación ante notario público por las partes (en lo sucesivo, el “Término del Convenio”).  El Término del Convenio será obligatorio para los Titulares y discrecional para la Compañía. La Compañía podrá renunciar anticipadamente a sus derechos y terminar unilateralmente el presente Convenio mediante notificación escrita de terminación de Convenio notificada a los Titulares con treinta (30) días de anticipación

4.

Renta.  La Compañía pagará a los Titulares, durante la vigencia del presente Convenio, una renta anual de $5,000.00 (Cinco Mil Pesos 00/100 M. N.) por la superficie total que comprenda el Lote de Terreno en Ocupación (la “Renta Anual”).  La Renta Anual se pagará por adelantado, dentro de los primero diez (10) días hábiles de cada período de doce (12) meses. En conformidad con el artículo 58, párrafo 3, del Reglamento de la Ley Minera, la Renta Anual será ajustada anualmente con el índice de precios al consumidor aplicable al año anterior a la fecha de pago correspondiente.

4.1.

La primera Renta Anual será pagada a los Titulares a la firma y ratificación ante notario público del presente Convenio, por el período de doce (12) meses posteriores a dicha firma.

5.

Obligaciones de la Compañía.  La Compañía, sus trabajadores y contratistas deberán cumplir con las disposiciones impuestas por la legislación minera, laboral y en materia de protección al medio ambiente durante la ejecución de las Actividades Mineras sobre el Lote de Terreno en Ocupación.

5.1.

La Compañía será responsable de cualquier sanción, multa o sentencia emitida por autoridad competente con respecto a cualquier acto realizado sobre el Lote de Terreno en Ocupación en violación o en contravención a la legislación minera, laboral y en materia de protección al medio ambiente.

5.2.

La Compañía acuerda en indemnizar y proteger a los Titulares de cualquier pérdida, responsabilidad, acusación, demanda o multa que pudiera girarse o cuantificarse en contra de los Titulares con respecto a cualquier acto realizado por la Compañía, sus trabajadores y contratistas sobre el Lote de Terreno en Ocupación en violación o en contravención a la legislación minera, laboral y en materia de protección al medio ambiente, con posterioridad a la fecha de la firma del presente Convenio.

5.3.

La Compañía será responsable de solicitar y obtener de las autoridades competentes todos los permisos, autorizaciones, concesiones o resoluciones favorables (o de dar los avisos ordenados por la ley aplicable, en su caso) que la faculten para:

(a)

ejecutar las Actividades Minera sobre el Lote de Terreno en Ocupación,

(b)

consumir o usar el agua, independientemente de su fuente, o desechar aguas residuales, en su caso,

(c)

usar, consumir, comprar o almacenar explosivos, en conformidad con la Ley General de Armas de Fuego y Explosivos.

5.4.

La Compañía deberá restaurar y rehabilitar cualquier pérdida o daño que pudiera causarse al suelo o subsuelo del área que comprende el Lote de Terreno en Ocupación como resultado de la ejecución y a la conclusión de las Actividades Mineras, según sea ordenado por la legislación aplicable en materia de protección al medio ambiente.

5.5.

Una vez terminado el presente Convenio, la Compañía deberá, dentro de un término de dos años contado a partir de la fecha de dicha terminación, remover del Lote de Terreno en Ocupación todo bien mueble de su propiedad, incluyendo todo equipo, maquinaria, herramienta o aparato utilizado durante la ejecución o a la conclusión de las Actividades Mineras.

6.

Obligaciones de los Titulares.  Los Titulares otorgan a  la Compañía su anuencia o consentimiento más amplio conforme a derecho para que, de conformidad con la legislación aplicable, la Compañía solicite y obtenga de la Secretaría de Medio Ambiente y Recursos Naturales, o de cualquier otra autoridad competente, todos los permisos, autorizaciones o concesiones que se requieran por la legislación aplicable para que la Compañía pueda ejecutar las Actividades Mineras en el Lote de Terreno en Ocupación, incluyendo, sin limitar:

(a)

la solicitud y aprobación del cambio de uso de suelo con fines mineros,

(b)

la solicitud y aprobación de la manifestación de impacto ambiental,

(c)

la solicitud y aprobación de todos los permisos requeridos por ley para la perforación de pozos,

(d)

la solicitud y aprobación de todos los permisos requeridos por ley para usar, consumir o aprovechar aguas subterráneas o bien superficiales que pertenezcan a la Nación o desechar aguas residuales, en su caso,

(e)

la solicitud y aprobación de todos los permisos requeridos por ley para usar, consumir, comprar o almacenar explosivos, en conformidad con la Ley General de Armas de Fuego y Explosivos.

(f)

la solicitud y aprobación para que todos los permisos, licencias, concesiones o autorizaciones mencionados anteriormente se expidan a nombre de la Compañía sin necesidad de consentimiento adicional de los Titulares o de que la Compañía sea propietaria del suelo afectado.

6.1.

Lo pactado en esta cláusula  será considerado como el consentimiento, anuencia, aprobación, permiso o autorización de los Titulares para todos los fines o propósitos arriba especificados; no se requerirá consentimiento, anuencia, aprobación, permiso o autorización adicional o diferente por parte de los Titulares.

7. Acceso.  Las partes reconocen que las Actividades Mineras son por su naturaleza peligrosas, por lo tanto toda persona no relacionada con la Compañía requerirá de un permiso escrito por adelantado de la Compañía para introducirse y/o permanecer dentro de la superficie de Lote de Terreno que comprende el Lote de Terreno en Ocupación.

7.1.

La Compañía, sus consejeros, trabajadores, agentes o contratistas no serán responsables, y se mantendrán a paz y salvo, por algún daño, gasto, lesión o perjuicio incurrido a o por cualquier persona no relacionada con la Compañía que se introduzca al Lote de Terreno en Ocupación.

7.2.

Los  Titulares ejecutarán todo acto que sea necesario para proveer y mantener el acceso total por parte de la Compañía, sus representantes y contratistas al área que comprende el Lote de Terreno en Ocupación, en conformidad con lo pactado en el presente instrumento, incluyendo la remoción del Lote de Terreno en Ocupación, por cualquier medio legal, de cualquier persona u objeto que en la opinión de la Compañía se encuentre o se encontrara en el futuro restringiendo, limitando o impidiendo el desarrollo de las Actividades Mineras  en el área que comprende el Lote de Terreno en Ocupación.

8.

Opción de Compra.  Los Titulares otorgan a la Compañía, y la Compañía adquiere de los Titulares, durante la vigencia del presente Convenio, el derecho exclusivo e irrevocable, más no la obligación, de comprar toda o una porción del área que comprende el Lote de Terreno en Ocupación  (la “Opción de Compra”) mediante el pago a los Titulares del precio de compra que determine en forma independiente por el Instituto de Administración y Avalúos de Bienes Nacionales (el “INDAABIN”).

8.1

Si la Compañía optara por ejercer su derecho de Opción de Compra, ésta deberá notificarlo por escrito a los Titulares, adjuntando un original del avalúo correspondiente emitido por el INDAABIN y un mapa del área del Lote de Terreno en Ocupación que será objeto de la compra y venta (la “Notificación de Compra”). Una vez recibida la Notificación de Compra por los Titulares, las partes deberán inmediatamente firmar un Contrato de Compraventa (la “Compraventa”) mediante el cual los Titulares transmitirán a la Compañía, libres de todo gravamen y afectación alguna, los derechos de propiedad del área del Lote de Terreno de Ocupación señalada en la Notificación de Compra, mediante el pago a los Titulares del precio de compra establecido en el avalúo del INDAABIN.

9.

Cesión.  La Compañía, sus sucesores o cesionarios, están autorizados por los Titulares y tendrán el derecho de ceder o transmitir a otra persona física o moral, a su absoluta discreción, todos o parte de los derechos y/o obligaciones pactados en el presente Convenio. No se requiere del consentimiento adicional de los Titulares para ejercer los derechos otorgados en la presente cláusula.

10.

Relación Legal.  Las partes actuarán de buena fe y cooperación con respecto a todo lo relacionado con el presente Convenio, en el entendido de que:

(a)

dicha relación no impondrá a ninguna de ellas ninguna obligación o responsabilidad adicionales a las pactadas en el presente Convenio.

(b)

el presente Convenio no deberá constituir o crear ninguna asociación o sociedad entre las partes,

(c)

ninguna de las partes tendrá autoridad para actuar o asumir ninguna obligación o responsabilidad en nombre, por cuenta o en representación de la otra parte, con excepción de lo estipulado en el presente instrumento.

11.

El presente Convenio terminará por las siguientes causas:

(a)

la disolución y liquidación de la Compañía,

(b)

la conclusión del Término del Convenio,

(c)

la adquisición por parte de la Compañía de los derechos de propiedad del Lote de Terreno en Ocupación; si la Compañía adquiere solamente una porción de dicha área, el presente Convenio continuará vigente por la superficie restante,

(d)

la notificación por parte de la Compañía a los Titulares del aviso de renuncia de derechos y terminación anticipada del presente Convenio en conformidad con la cláusula 3,

(e)

la declaración mediante sentencia ejecutoriada de la nulidad, cancelación o terminación de los derechos derivados de todas las Concesiones Mineras,

(f)

el acuerdo por escrito de las partes.

12.

Derecho y Tribunales Aplicables.  El presente Convenio deberá ser interpretado y estará regulado por las disposiciones aplicables de la Ley Agraria, la Ley Minera y su Reglamento, el Código de Comercio y el Código Civil del Estado de México. Las partes se someten expresamente a la competencia de los tribunales estatales y federales con cede y competencia en la Ciudad de México, Distrito Federal, para el caso de conflicto o interpretación del presente Convenio o de lo no expresamente estipulado en el mismo, renunciando a la jurisdicción de cualquier otro juzgado, tribunal o corte, de cualquier naturaleza, a la que pudieran tener derecho en virtud de sus domicilios actuales o futuros, o en virtud de cualquier dispositivo legal que fuera o pudiera ser aplicable.

13.

Caso Fortuito o Fuerza Mayor.  La obligación de pago de la Renta Anual será suspendida cuando la ejecución de las Actividades Mineras sea interrumpida, impedida o retrasada por causa de fuerza mayor o caso fortuito. Dicha exigibilidad será suspendida durante el tiempo en que se encuentre existente la causa de fuerza mayor o caso fortuito. En caso de existencia de una causa de fuerza mayor o caso fortuito, los términos de pago de la obligación suspendida serán recorridos por el mismo número de días en los que exista la causa de fuerza mayor o caso fortuito.

13.1.

Las partes reconocen como causas de fuerza mayor o caso fortuito las siguientes: todos los hechos naturales, fortuitos o del ser humano, como los terremotos, erupciones volcánicas, huracanes, incendios, inundaciones, tormentas, accidentes, sequías, derrumbes, motines, rebeliones, revoluciones, guerras, huelgas, privación ilegal de la libertad, actos de autoridad, imposibilidad u obstaculización de acceso al Lote de Terreno en Ocupación y, en general, cualquier otro hecho o acto ajeno a la voluntad de las partes que impida o retrase la ejecución de las Actividades Mineras.

13.2.

En caso de existencia de una causa de fuerza mayor o caso fortuito, la Compañía lo notificará a los Titulares a la brevedad razonablemente posible y le informará del término aproximado que durará la suspensión del pago de la respectiva Renta Anual. Una vez que desaparezca la causa de fuerza mayor o caso fortuito, la Compañía notificará a los Titulares y procederá a cumplir a la brevedad razonablemente posible con la obligación u obligaciones suspendidas.

14.

Notificaciones. Todos los avisos o notificaciones que deban darse entre las partes como resultado de la aplicación del presente Convenio, incluyendo cualquier emplazamiento o notificación requerida dentro de un procedimiento judicial, deberán darse por escrito entregado personalmente o enviado por cualquier medio que asegure la recepción o notificación en forma fehaciente, y deberán ser dirigidos a las partes al domicilio que corresponda a su último domicilio manifestado para efectos de este Convenio, el cual hasta que no exista comunicación por escrito en contrario deberá entenderse que es el domicilio señalado en el proemio del presente Convenio.

15.

Sucesores. El presente Convenio obliga y beneficia a los Titulares y a la Compañía, así como a sus sucesores y causahabientes.

16.

Acuerdo Total.  El presente Convenio y sus anexos que forman parte del mismo y los documentos que se notifiquen las partes en su conformidad, contienen el acuerdo total de las partes respecto a su objeto, por lo que el mismo cancela y deja sin efecto cualquier otro acuerdo, convenio o carta de intención, ya sea verbal o escrito, que hayan celebrado las partes con respecto a dicho objeto.

17.

Las partes firman el presente Contrato en los idiomas Español e Inglés; en caso de discrepancia entre las dos versiones, la versión en Español prevalecerá. Las partes reconocen haber obtenido el suficiente asesoramiento legal independiente y el haber leído y entendido (a través de sus respectivos intérpretes y asesores legales) los efectos legales y validez del presente Contrato en las versiones Español e Inglés. La versión en Inglés se anexa para referencia como Anexo C, el cual forma parte íntegra del mismo para todos los efectos legales que haya lugar.

Leído que fue el presente Convenio a las partes que en él intervienen y enterados de su alcance y fuerza legal, lo firman para constancia en el lugar y fecha antes señalados.

LOS TITULARES

_       /s/ "Francisco Morales Anacleto"       _

FRANCISCO MORALES ANACLETO

SR. POR SU PROPIO DERECHO

_             /s/ "Monico Morales Anacleto"       _

MONICO MORALES ANACLETO

 SR. POR SU PROPIO DERECHO

LA “COMPAÑÍA”

MINERA PERICONES, S.A. DE C.V.

__     /s/ "Jose Abraham Urias Romero"       _

SR. JOSE ABRAHAM URIAS ROMERO

REPRESENTANTE LEGAL

ANEXO “A”

CONCESIONES MINERAS Y

MAPA  DE LAS CONCESIONES MINERAS Y

LOTE DE TERRENO EN  OCUPACIÓN

1.

Legal Description:

1.1.

Lote: Ampliación la Guera

1.2.

Número de Titulo: 230024

1.3.

Concesionario: Minera Pericones, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 44, Pages 22 , Volume 365

1.5.

Ubicación: Tejupilco, México.

1.6.

Terminación de vigencia 10/07/2007 al 09/07/2057

2.

Legal Description:

1.1.

Lote: La Güera

1.2.

Número de Titulo:227817

1.3.

Concesionario: Minera Pericones, S.A. de C.V.

1.4.

Recordation of Title: Book of Mining Concessions, Registration Number 357, Page 179, Volume 358.

1.5.

Ubicación: Tejupilco, México

1.6.

Terminación de vigencia 10/08/2006 al 09/ 08/2056

SECRETARIA DE ECONOMIA
COORDINACION GENERAL DE MINERIA
DIRECCION GENERAL DE MINAS

TITULO DE CONCESION MINERA

NUMERO DE TITULO: 227817
EXPEDIENTE: 104/00169

El Ejecutivo Federal, por conducto de la Secretaria de Economia, con fundamento en los artículos 27, párrafo sexto, de la Constitución Política de los Estados Unidos Mexicanos; 34 fracción XXIX, de la Ley Organica de la Administración Pública Federal; 7, fracción VI, 10 párrafo primero, 15 y 19 de la Ley Minera, y los correspondientes a su Reglamento, expide el presente TITULO de CONCESION MINERA.

TITULAR O TITULARES:	**SEVERIANO JESUS GRADIAS FIGUEROA**	**50.00%**
	FRANCISCO PEDRO CRUZ FRISBY	**50.00%**
SUPERFICIE:	**6,321.3792 HAS.**	
MUNICIPIO Y ESTADO.	**TEJUPILCO, MEXICO**	

COORDENADAS UTM DEL PUNTO DE PARTIDA

2,083,711.8800 mN **374,113.8100 mE**

NOMBRE DEL LOTE: LA GÜERA

Expedido en la ciudad de México, Distrito Federal, a los 9 días del mes de agosto de 2006, con apego a lo dispuesto por el artículo 33, fracción VI, del Reglamento Interior de la Secretaria de Economia.

EL DIRECTOR GENERAL DE MINAS

DR. EDUARDO ENRIQUE FLORES MAGON LOPEZ

Inscrito bajo el acta número 357 a fojas 179, del volumen 358 del Libro de Concesiones Mineras del Registro Publico de Mineria, en la ciudad de México, Distrito Federal, el 10 de agosto del 2006.

EL REGISTRADOR PUBLICO DE MINERIA

LIC. MARIA OLGA GALLARDO MONTOYA

VIGENCIA DEL TITULO

DEL 10 DE AGOSTO DE 2006 AL 9 DE AGOSTO DE 2056

Del perimetro descrito debe excluirse la superficie amparada por los lotes mineros Las Quebradas T-216903, Anexo Las Quebradas T-206321, Luvina T-210289, Rosita T-210896, Tajamanil T-203588, Mina de Dios T-214650, La Esperanza T-216130, por un total de 1670.6205 Has., y los que resulten con mejores derechos que se ubiquen en el interior de su perimetro.
Los datos cartograficos se describen en el expediente del presente titulo.

7 2 7 8 1 7

2005051040169

EXP. NUM. 104/00182

ORIGINAL

SECRETARIA DE ECONOMIA
COORDINACION GENERAL DE MINERIA
DIRECCION GENERAL DE MINAS

TITULO
DE
CONCESION MINERA
NUMERO 230024

NOMBRE DEL LOTE

AMPLIACION LA GUERA

AGENCIA

TOLUCA, MEXICO

VIGENCIA DEL TITULO

DEL 10 DE JULIO DEL 2007 AL 9 DE JULIO DEL 2057

El Ejecutivo Federal, por conducto de la Secretaría de Economía, con fundamento en los artículos 27, párrafo sexto, de la Constitución Política de los Estados Unidos Mexicanos; 34, fracción XXIX, de la Ley Orgánica de la Administración Pública Federal; 7, fracción VI, 10, párrafo primero, 15 y 19 de la Ley Minera, y los correspondientes de su Reglamento, expide el presente TITULO DE CONCESION MINERA, sin perjuicio de tercero.

DATOS DE LA CONCESION MINERA

NUMERO DE TITULO:	230024
TITULAR O TITULARES:	MINERA PERICONES, S.A. DE C.V. (100.00 %)
NOMBRE DEL LOTE:	AMPLIACION LA GUERA
SUPERFICIE:	5500.0466 Has.
MUNICIPIO Y ESTADO:	TEJUPILCO, MEXICO

LOCALIZACION DEL LOTE MINERO

PUNTO DE PARTIDA

La mojonera o señal reglamentaria se localiza en :

EL CAMPANARIO DE IXTAPA, A 50 MTS. AL ESTE DEL SOCAVON EL OCOTE.

Distancia			Rumbo	Nombre o poblados o accidentes topográficos
A	1500	Mts. Al	NE	DEL CERRO LA PEÑA DEL SEÑOR
A	1000	Mts. Al	NW	DEL CERRO PEÑA EL GAVILAN
A	2500	Mts. Al	SW	DEL CERRO LA MUÑECA

COORDENADAS U.T.M. : 2,083,711.880 mN 374,113.810 mE

	Rbo	Gra	Min	Seg	Mts.
LIGA TOPOGRAFICA DEL PP AL PUNTO DE CONTROL No. 5237 :	SW	42°	10'	19.439"	7,408.423

LIGAS TOPOGRAFICAS A LOTES MINEROS COLINDANTES:

Nombre del Lote o Vértice :	No. de Título/Expediente/Vértice	Rbo	Gra	Min	Seg	Mts.
VALBINA	T-210461	SW	65°	35'	55.113"	7,677.641
SAN LUCAS	T-210952	NW	12°	14'	43.918"	15,049.080

PERIMETRO

Linea Auxiliar :	Rbo	Gra	Min	Seg	Mts.
DEL PP AL PUNTO 01	N	0°	0'	0"	3,150.000

LADOS, RUMBOS Y DISTANCIAS HORIZONTALES :

LADOS	Rbo	Gra	Min	Seg	Mts.
01 - 02	N	0°	0'	0"	2,156.677
02 - 03	W	0°	0'	0"	691.923
03 - 04	N	0°	0'	0"	593.323
04 - 05	W	0°	0'	0"	7,308.077
05 - 06	S	0°	0'	0"	12,000.000
06 - 07	E	0°	0'	0"	4,000.000
07 - 08	N	0°	0'	0"	250.000
08 - 09	W	0°	0'	0"	100.000
09 - 10	N	0°	0'	0"	5,000.000
10 - 01	E	0°	0'	0"	4,100.000

DEL PERIMETRO DESCRITO DEBE EXCLUIRSE LA SUPERFICIE AMPARADA POR EL LOTE MINERO VALBINA T-210461, POR UN TOTAL DE 200 HAS. Y LOS QUE RESULTEN CON MEJORES DERECHOS QUE SE UBIQUEN EN EL INTERIOR DE SU PERIMETRO.

LOS DATOS DE LAS COLINDANCIAS DEL LOTE QUE AMPARA ESTA CONCESION OBRAN EN EL EXPEDIENTE DEL PRESENTE TITULO.

Dado en la ciudad de México, Distrito Federal, el 9 de julio del 2007, con apego a lo dispuesto por el artículo 33, fracción VI, del Reglamento Interior de la Secretaría de Economía.

El Director General de Minas

Ing. Juan Antonio Calzada Castro

Inscrito bajo el acta número 44, a fojas 22, del volumen 365 del Libro de CONCESIONES MINERAS del Registro Público de Minería, en la ciudad de México, Distrito Federal, el 10 de julio del 2007.

El Registrador Público de Minería

Lic. María Olga Gallardo Montoya

Sidigem 3.0

ID. 20060510400182

366,000 E
368,000 E
370,000 E
372,000 E
374,000 E
2,089,000 N
2,087,000 N
2,085,000 N
2,083,000 N
2,081,000 N
2,079,000 N
N
Puerto
del salitre
AMPLIACION LA GUERA
Plaza de Gallos
El salitre
deAcamuchitlan
Aguacate
LA GUERA
San Mateo
Los Hesos
de Ixtapan
Companario
de Ixtapan
Puerto El
Cirian
Francisco Morales Anacleto y
Monico Morales Anacleto
Puerto del
Aire
Monte
de Dios
Cerro Alto
El Burrito

Minera Pericones SA de CV

Symbología and Leyenda

Propiedad 6
Comunidad del Aguacate
Concesiones Mineras

Tejupilco de Hidalgo
Estado de México.
Junio 20 del 2009

PROYECTO PERICONES

Conceciones Mineras

Programa de Exploracion
2009
Hecho por:
Oscar Franco Vega

Metros

ANEXO "B"
COPIA DEL CERTIFICADO DE POSESION

DELEGACION MUNICIPAL DEL AGUACATE-MONTE DE DIOS

CONSTANCIA DE POSESION DE TERRENO

A QUIEN CORRESPONDA

PRESENTE:

EL QUE SUSCRIBE C. IGNACIO EUSEBIO LOPEZ, DELEGADO MUNICIPAL DE LA COMUNIDAD DE EL AGUACATE MONTE DE DIOS, TEJUPILCO, MEXICO, DE CONFORMIDAD CON LAS FACULTADES QUE ME CONFIERE LA LEY ORGANICA MUNICIPAL EN VIGOR, POR ESTE CONDUCTO HACE CONSTAR QUE LOS CIUDADANOS, FRANCISCO MORALES ANACLETO Y MONICO MORALES ANACLETO, ORIGINARIOS Y VECINOS DE ESTA LOCALIDAD, TIENEN EN POSECION UN TERRENO, EL CUAL FUE HEREDADO A AMBOS POR EL SR YSAGRO MORALES SANTOS PADRE DE LOS SUSCRITOS, Y EL CUAL SE ENCUENTRA UBICADO EN ESTA MISMA DELEGACION. Y QUE TIENE LAS SIGUIENTES MEDIDAS Y COLINDANCIAS:

AL NORTE: COLINDA CON EL PREDIO DEL SEÑOR OCTAVIANO ROBERTO Y MIDE APROXIMADAMENTE 402 METROS.
AL SUR: COLINDA CON LA SEÑORA MACEDONIA SANTOS Y MIDE 400 METROS.
AL OESTE: COLINDA CON EL PREDIO DE LA SEÑOR ENRIQUE MORALES ANACLETO Y UNA BARRANCA GRANDE, MIDE 327.
AL ESTE: COLINDA CON ALICIA EUSEBIO SECUNDINO Y ENRIQUE M ANACLETO Y MIDE 296 METROS:

TIENE UN TOTAL DE 11. 215 HECTAREAS

ESTA CONSTANCIA SE EXPIDE A PETICION DE LOS INTERESADOS PARA LOS FINES QUE ESTIMEN PERTINENTES, EXTENDIENDOSE EN ESTA DELEGACION A LOS 11 DIAS DEL MES DE JUNIO DEL AÑO 2009.

ATENTAMENTE

C. IGNACIO EUSEBIO LOPEZ
DELEGADO MUCNICPAL DE LA COMUNIDAD
DEL AGUACATE – MONTE DE DIOS

- 13 -

EL C. LICENCIADO MARCO ANTONIO GONZÁLEZ PALACIOS REGISTRADOR PÚBICO DE LA PROPIEDAD Y DEL COMERCIO EN EL DISTRITO JUDICIAL DE TEMASCALTEPEC, ESTADO DE MÉXICO: - - - - - - - - -
C E R T I F I C A:- QUE HABIÉNDOSE REALIZADO LA BÚSQUEDA EN LOS LIBROS CORRESPONDIENTES QUE EXISTEN EN ESTA OFICINA REGISTRAL, RESULTÓ QUE LOS CC ATAVIANO ROBERTO ANACLETO, SILVANO RAFAEL JUAREZ, BALDEMAR SANTOS MORALES Y FRANCISCO MORALES ANACLETO NO SE ENCUENTRA NINGÚN BIEN INMUEBLE INSCRITO A SU FAVOR.-------------------------------------------

SE EXPIDE LA PRESENTE CERTIFICACIÓN, EN LA VILLA DE TEMASCALTEPEC, MÉXICO, A LOS TRES DIAS DEL MES DE JUNIO DEL DOS MIL NUEVE A LAS 10.45 HORAS ---------------------------------

EL REGISTRADOR DE LA PROPIEDAD
DEL DISTRITO JUDICIAL DE TEMASCALTEPEC MEX.

LIC. MARCO ANTONIO GONZÁLEZ PALACIOS

FOLIO: 339/2009
DERECHOS 225.00
RECIBO BANAMEX BAUCHER
BUSCO: AJC.

- 14 -

ANEXO “C”

VERSION EN INGLES

THIS LAND TEMPORARY OCCUPATION AGREEMENT is executed on this the 24th day of June, 2009 between:

FRANCISCO MORALES ANACLETO, acting in his own rights, a citizen of Mexico, of age, married, having its domicile at Community El Aguacate 51400, Municipally of Tejupilco, Mexico;

MONICO MORALES ANACLETO, acting in his own rights, a citizen of Mexico, of age, married, having its domicile at Community El Aguacate 51400, Municipally of Tejupilco, Mexico, (hereinafter referred collectively to as the “Property Owners”),

OF THE FIRST PART;

AND:

MINERA PERICONES, S.A. DE C. V., a corporation duly incorporated pursuant to the Business Corporations Act (México), having its main corporate offices situated at La Salle, No.3230 Fraccionamiento Lomas La Salle C.P. 31214, Chihuahua, Chihuahua, herein represented by MR. JOSE ABRAHAM URIAS ROMERO, acting as its Legal Representative of the Company, (hereinafter referred to as the “Company”),

OF THE SECOND PART.

This Agreement is executed pursuant to the laws of the United Mexican States and, in particular, in accordance with the applicable provisions of the Agrarian Act, the Mining Act and its Regulations, the Commercial Code and the Civil Code of the State of México.

WARRANTIES AND REPRESENTATIONS UNDER OATH

I.

The Property Owners hereby warrant and represent to the Company as follows:

A.

The Property Owners are the sole legal and beneficial holder of the ownership rights, use and peaceful rightful possession of a parcel of land with a surface area  of 11.215 hectares situated in the Community the Aguacate Monte of Dios, Municipality of Tejupilco, State of Mexico, (the “Parcel of Land”) with the following metes and bounds: North 402 mts adjacent to Ataviano Roberto; South 400 mts adjacent to Macedonia Santos; East 327 mts adjacent to Enrique Morales Anacleto and big cliff; West 296 mts adjacent to Alicia Eusebio Secundino and Enrique M. Anacleto; certified under Parcel of Land the rights of possession issued by Municipally Government of the Community the Agucate-Monte de Dios, dated on June 11, 2009; Copy of Certificated of the Possession of a parcel of land is  attached se as Schedule B hereto and made part hereof.

B.

the Parcel of Land is, as of the date hereof, free and clear of (a) any charge, encumbrance or limitation or ownership whatsoever, (b) any judicial controversy, legal action or claim of any nature; and (c) free and clear of any agreement or juridical act which may impede, affect or prohibit the execution of this Agreement or the compliance with the obligations hereunder.

C.

The Property Owners acknowledge Minerals (as hereinafter defined) contained in, on or unto the mining concessions situated in the Municipality of Tejupilco, State of Mexico, as described in Schedule “A” hereto, (the “Mining Concessions”)  are the property of the Company pursuant to applicable mining legislation.

II.

The Company, through its legal representative, warrants and represents to the Property Owners as follows:

A.

The Company is a limited liability corporation duly incorporated and validly subsisting pursuant to the Business Corporations Act (Mexico).

B.

The Company possesses the legal capacity required by law to acquire as owner mining concessions located within the territory of Mexico, in accordance with S. 11 of the Mining Act.

C.

The powers and authority granted to the Company´s representative acting in its name hereunder are sufficient for the execution of this Agreement and said powers and Authority have not, as of this date, been revoked or amended in any manner whatsoever.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

1.

Occupation.  The Property Owners hereby grant to the Company, and the Company hereby acquires, the rights to use, enjoy and occupy a total land area of the Parcel of Land of 11.215 hectares (the “Land in Occupation”) to carry out the Mining Activities (as defined here-below).

1.1.

The Company shall have the right, during the term of this Agreement and on written notice to the Property Owners, reduce or modify the extension of the Land in Occupation, so that the Company may carry out Mining Activities in any area of the Parcel of Land. On said notice, the Company shall deliver to the Property Owners a map describing the geographical location of the reduction or modification to the Land in Occupation and any adjustment to the Annual Rent to be paid pursuant to Clause 4 hereof.

2.

Mining Activities.  The Company may, during the term this Agreement is in full force and effect, carry out the following activities on the Land in Occupation (the “Mining Activities”): any and all works and activities carried out to (a) identify mineral deposits and to quantify mineral reserves to determine the economic feasibility of their recovery; (b) prepare and develop the area comprising the mineral deposit to recover and extract minerals described in s.4 of the Mining Act (“Minerals”) and (c) refine, treat, sell and market Minerals, including, without limitation:

(a)

the  access and establishment of easements,

(b)

the use, change and rehabilitation of roads, paths or ways existing on the Land in Occupation in order to transport personnel, machinery, tools, Minerals or any other goods,

(c)

the construction of any building or structure, the execution of any exploration work such as, geological reconnaissance, sampling of rocks, soil, sediments and minerals, metallurgical testing, geological and geophysical mapping, trenching and other supporting exploration work, drilling and underground developments of any nature, construction of tunnels and other underground work,

(d)

the use of water and the acquisition of water rights concessions, including the installation of water pipelines, electricity cables and the construction of any structure or building intended for the conduction of water or electricity,

(e)

the construction, extension, setting up or dismantling of campsites, dorms, warehouses, shops, offices and facilities to carry out the activities of the Company,

(f)

the construction of drilling pads and drilling of any kind; surveys of any area within the Land in Occupation,

(g)

the evaluation of the economic feasibility to mine Minerals,

(h)

mine construction on any portion of the Land in Occupation,

(i)

the mining, removal, treatment, recovery, extraction and refining of Minerals,

(j)

the sale and marketing of Minerals, and

(k)

the execution of any additional activity deemed by the Company to be necessary, appropriate or incidental to the above.

2.1.

The Property Owners may continue with their agricultural activities within the area of the Land in Occupation, as long as the execution of such activities do not interfere in any manner whatsoever with the execution of the Mining Activities by the Company.

3.

Term.  This Agreement shall be in full force and effect for a term of Twenty-five (25) years commencing on the date of signing and notary public ratification by the parties (the “Term of the Agreement”). The Term of the Agreement shall be compulsory to the Property Owners and discretionary to the Company. The Company may relinquish its rights hereunder and terminate this Agreement at any time on Thirty (30) day prior written notice to the Property Owners.

4.

Rent.  The Company shall pay to the Property Owners, during the term of this Agreement, an annual rent of $5,000.00 (Five Thousand Mexican Pesos) for the total land area comprising the Land in Occupation (the “Annual Rent”). The Annual Rent shall be paid in advance within the first ten (10) business days of each twelve month period. In accordance with article 58, paragraph 3, of the Mining Act Regulations, the Annual Rent shall be adjusted by the annual consumer´s price index applicable to the year preceding the date of payment.

4.1.

The first Annual Rent shall be paid on the date of signing and notary public ratification of this Agreement, for the period of twelve (12) months following such signing.

5.

Obligations of the Company.  The Company, its employees and independent contractors shall comply with all provisions imposed by mining, labour and environmental protection laws applicable to the execution of the Mining Activities on the Land in Occupation.

5.1.

The Company shall bear the responsibility for any sanction, penalty or judgement assessed or awarded by a competent authority in relation to any act carried out on the Land in Occupation in violation of, or in contravention with, applicable mining, labour or environmental protection laws.

5.2.

The Company shall indemnify and hold the Property Owners harmless from and against any loss, liability, claim, accusation, demand or penalty assessed or awarded against the Property Owners in respect to any act carried out by the Company, its employees and contractors on the Land in Occupation in violation of or in contravention with, mining, labour or environmental protection laws, following the date of signing of this Agreement.

5.3.

The Company shall bear the responsibility to apply for and obtain from the competent authorities all permits, authorizations, concessions or favourable resolutions (and to issue a notice when required by law) to authorize the Company to:

(a)

carry out the Mining Activities on the Land in Occupation,

(b)

consume or use water, regardless of its source, or to discharge residual waters, as deemed required,

(c)

use, consume, purchase or store explosives, in accordance with the Federal Explosives and Firearms Act.

5.4.

The Company shall restore and rehabilitate any loss or damage that may be caused to the soil or subsoil of the surface area of the Land in Occupation as a result of the execution and at the conclusion of the Mining Activities, as mandated by laws applicable to the protection of the environment.

5.5.

The Company shall, on termination of this Agreement and within a term of Two (2) years following the effective date of termination, remove from the Land in Occupation any and all movable property, including any equipment, machinery or device used during the execution or at the conclusion of the Mining Activities.

6.

Obligations of the Property Owners.  The Property Owners hereby grant to the Company its consent and authorization so that as required by applicable law the Company may apply for and obtain from the Secretariat of Environmental Protection and Natural Resources, or from any other competent authority, any and all permits, authorizations or concessions required by the Company to carry out the Mining Activities on the Land in Occupation, including, without limitation:

(a)

the application and approval for change of use of soil to mining activities,

(b)

the application and approval of an environmental impact study,

(c)

the application and approval of any permit required for drilling activities,

(d)

the application and approval of any permit required for use and consumption of National waters of whatever source or the discharge of residual water, if necessary,

(e)

the application and approval of any permit required for the use, consumption, purchase or storage of explosives, in accordance with the Federal Explosives and Firearms Act,

(f)

the application and approval to have all permits, authorizations and concessions set out above issued in the name of the Company, without the additional consent of the Property Owners and notwithstanding that the Company is not the owner of the affected surface rights.

6.1.

The provisions set forth above constitute the consent, approval, permit and authorization of the Property Owners for the purposes named herein; no additional consent, approval, permit or authorization from the Property Owners shall be required.

7.

Access.  The parties acknowledge that execution of the Mining Activities is of a dangerous nature and, therefore, any person not related to the Company shall require a prior written consent from the Company to enter to and/or remain within the area comprising the Land in Occupation.

7.1.

The Company, its directors, officers, employees, agents or contractors shall not be liable for any damage, expense, injury or harm incurred by or to any person not related to the Company while such person is on the Land in Occupation.

7.2.

The Property Owners shall carry out all acts necessary to provide and maintain full access by the Company, its representatives and contractors to the Land in Occupation as agreed upon hereunder, including the removal by any legal means of any person or object that in the opinion of the Company is or will be restricting, limiting or impeding the full performance of the Mining Activities on the Land in Occupation.

8.

Option to Purchase. The Property Owners hereby grant to the Company, and the Company acquires from the Property Owners, during the term of this Agreement, the exclusive and irrevocable right, but not the obligation, to purchase all or any portion of the land area comprising the Land in Occupation (the “Option to Purchase”) on payment to the Property Owners of the purchase price independently determined by the Institute for the Administration and Appraisal of National Assets (the “INDAABIN”).

8.1

On exercise of the Option to Purchase, the Company shall issue a written notice to the Property Owners, attaching an original of the appraisal issued by the INDAABIN and a map of the Land in Occupation showing the land area subject matter of the intended purchase (the “Notice to Purchase”). On receipt of the Notice to Purchase by the Property Owners, the parties shall forthwith sign a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) whereby the Property Owners shall transfer to the Company, free and clear of any liens or limitation of ownership whatsoever, the ownership rights to the land area of the Land in Occupation set out in the Notice to Purchase, on payment to the Property Owners of the purchase price determined by the INDAABIN appraisal.

9.

Assignment.  The Company, its successors and assigns, shall be authorized by the Property Owners, and shall have the right, to assign or transfer to an individual or Corporation, at their own discretion, the whole or a portion of the rights and/or obligations agreed upon hereunder. No additional consent from the Property Owners shall be required to exercise the rights herein set out.

10.

Relationship.  The parties shall act towards each other in good faith and co-operation in all matters connected herewith, provided that:

(a)

such relationship shall not impose upon either of them any duties or liabilities whatsoever except in accordance with this Agreement,

(b)

this Agreement shall not be deemed to constitute or create a partnership between the parties, and

(c)

neither party shall have any authority to act for or to assume any obligation or responsibility on behalf, on account or in representation of the other party, except as provided herein.

11.

This Agreement shall cease to be in full force and effect by:

(a)

the dissolution and liquidation of the Company,

(b)

the conclusion of the Term of the Agreement,

(c)

the acquisition by the Company of the ownership rights to the Land in Occupation; if the Company acquires a portion of such land, this Agreement shall continue in full force and effect for the remaining land area,

(d)

the delivery by the Company to the Property Owners of the notice of relinquishment of rights and early termination of Agreement set out in Clause 3 hereof,

(e)

the final judicial judgment of annulment, cancellation or termination of the rights attached to the Mining Concessions,

(f)

the written agreement of the parties.

12.

Applicable Law and Tribunals.  This Agreement shall be governed by the provisions of the Agrarian Act, the Mining Act and its Regulations, the Code of Commerce and the Civil Code of the State of Mexico. The parties hereto agree that the state and federal tribunals with competent jurisdiction in and for the City of Mexico, D.F. shall have the authority to resolve any dispute, suit or claim arising under this Agreement. The parties hereby renounce to the jurisdiction of any other tribunal or court to whose jurisdiction they might have a right to by virtue of their current or future domiciles.

13.

Force Majeure.  The obligation of the Company to pay the Annual Rent shall be suspended when the execution of the Mining Activities is prevented, delayed or interrupted by an act of force majeure. Payment of the obligation shall be suspended for the duration of the act of force majeure. In case of force majeure, the term for payment of the suspended obligation(s) shall be advanced by the number of days of existence of the force majeure.

13.1.

The parties acknowledge as acts of force majeure, the following: any act of God or human act, such as earthquakes, volcanic eruptions, hurricanes, fires, floods, storms, accidents, droughts, avalanches, uprisings, rebellions, revolutions, wars, strikes, illegal confinement, acts of authority, restrictions or impediment to access the Land in Occupation and, in general, any other act not related to the will of the parties that prevents or delays the execution of the Mining Activities.

13.2.

In the event of force majeure, the Company shall, as prompt as reasonably possible, deliver a notice to the Property Owners setting out the estimated period of suspension of payment of the Annual Rent. On disappearance of the force majeure, the Company shall notify the Property Owners accordingly and it shall, as prompt as reasonably possible, proceed with compliance of the suspended obligation(s).

14.

Notices.  Any notice or notification given or required to be given between the parties as a result of the application of this Agreement, including any notification required under judicial proceedings, shall be given in writing and personally delivered to the other party, or delivered by any way that assures undoubtedly its reception or notification and it shall be addressed to the latest domiciles set out by the parties under this Agreement, which domiciles are, until further notice is given, the domiciles of the parties described in page 1 of this Agreement.

15.

Successors and Assigns.  This Agreement is binding upon, and inures to the benefit of the Property Owners, the Company and their respective successors and assigns.

16.

Whole Agreement.  This Agreement, its schedules and the documents delivered as set forth hereunder, constitute the entire understanding of the parties in respect to the subject matter hereof, and they cancel and supersede any other agreement, contract or letter of intent that they may have executed in respect to the said subject matter.

17.  Languages. This Agreement is approved in both the English and Spanish languages. The parties agree that in the event of discrepancy between the two versions, the Spanish version shall prevail. The parties acknowledge to having obtained sufficient independent legal advice and to having read and understood (through their respective appointed interpreters and legal counsel) the legal effects and validity of this Agreement in both the Spanish and English versions. The English version is attached as Schedule C hereto and made part hereof for all corresponding legal effects.

In witness whereof, the parties hereto after having read and understood the legal effects and validity of the premises set forth above, have caused this Agreement to be executed on the date and place above written.

THE “PROPERTY OWNERS”

            "/s/ Francisco Morales Anacleto"           _

MR. FRANCISCO MORALES ANACLETO

IN HIS OWN RIGHTS

        "/s/Monico Morales Anacleto"      _

MR. MONICO MORALES ANACLETO

IN HIS OWN RIGHTS

THE “COMPANY”

MINERA PERICONES, S.A. DE C.V.

     "/s/ Jose Abraham Urias Romero"          _

MR. JOSE ABRAHAM URIAS ROMERO

ITS: LEGAL REPRESENTATIVE

----- El suscrito, Licenciado **GUILEBALDO FLORES TIRADO**, Notario Público número (118) ciento dieciocho en el Estado, con ejercicio y residencia en ésta Municipalidad, **HAGO CONSTAR**: que ante mi firmó y ratificó el contenido del presente **CONVENIO DE OCUPACION TEMPORAL**, constante en (31) treinta y una hojas útiles, el Señor **JOSE ABRAHAM URIAS ROMERO**, en su carácter de apoderado de la Sociedad denominada **"MINERA PERICONES", S.A. DE C.V.**, a quien y cuya capacidad legal doy fe de conocer personalmente. Me acreditó la legal existencia de su representada así como sus facultades con el testimonio de la escritura publica número 10,137 diez mil ciento treinta y siete, volumen XXXIX trigésimo noveno, de fecha 08 ocho de Diciembre de 2005 dos mil cinco, pasada ante la fe del suscrito Notario, inscrita en la oficina del Registro de Comercio de ésta Ciudad, bajo el folio mercantil electrónico número 17798 diecisiete mil setecientos noventa y ocho, de fecha 16 dieciséis de Diciembre de 2005 dos mil cinco, mediante el cual y previo permiso número 2502,945 (dos millones quinientos dos mil novecientos cuarenta y cinco), de fecha 10 diez de Noviembre de 2005 dos mil cinco, expedido por la Secretaría de Relaciones Exteriores, se constituyó la sociedad denominada "MINERA PERICONES, S.A. DE C.V., teniendo como principales estatutos los siguientes:-----------------------------------

"..---------------------ESTATUTOS SOCIALES---------------------

----------------"MINERA PERICONES", S. A. DE C. V."----------------

----------------------C A P I T U L O I----------------------

-----------------DENOMINACION, DOMICILIO Y NACIONALIDAD------------

----- 1. <u>Constitución</u>. La sociedad KIMBER RESOURCES INC. y el SR. ROBERT VERNON LONGE acuerdan en constituir en el presente acto una sociedad mercantil anónima de capital variable en conformidad con la vigente Ley General de Sociedades Mercantiles (en lo sucesivo, la "Ley") bajo el nombre de MINERA PERICONES seguido de la leyenda "Sociedad Anónima de Capital Variable" o por sus iniciales: "S.A. de C. V." (en lo sucesivo la "Sociedad").--------------------------

----- 2. <u>Domicilio Social</u>. El domicilio social de la Sociedad será la Ciudad de Mazatlán, Estado de Sinaloa, Estados Unidos Mexicanos (en lo sucesivo el "Domicilio Social"). La Sociedad podrá establecer, dentro del territorio de los Estados Unidos Mexicanos o en el extranjero, oficinas, sucursales o cualquier otro establecimiento que considere necesario para cumplir con su objeto social, sin necesidad de cambiar el Domicilio Social.--------------

----- 3. <u>Nacionalidad.</u> La Sociedad será de nacionalidad mexicana y está constituida en conformidad con las leyes de los Estados Unidos Mexicanos.---

----- 3.1. Los accionistas extranjeros, actuales o futuros, se obligan formalmente con el Gobierno de los Estados Unidos Mexicanos, a través de la Secretaría de Relaciones Exteriores, en considerarse como nacionales respecto a las acciones de la Sociedad que adquieran o que sean titulares, así como de los bienes, derechos, concesiones, participaciones o intereses de que la Sociedad sea titular; o bien, de los derechos u obligaciones que se deriven de los contratos en que dicha Sociedad sea parte con autoridades mexicanas; y a no invocar, por lo mismo, la protección de sus gobiernos, bajo pena de perder en beneficio de la nación las acciones de la Sociedad, o los bienes, derechos, concesiones, participaciones o intereses que ésta hubiera adquirido. --

------------------- C A P I T U L O II--------------------------

---------------------DURACION Y OBJETO SOCIAL-------------------

----- 4. Duración. La duración de la Sociedad será de noventa y nueve años, dicho término empezará a contarse a partir de la firma del presente contrato. El término establecido en la presente cláusula podrá ser modificado por resolución de la asamblea general ordinaria de accionistas emitida en los términos del presente contrato.--

----- 5. Objeto Social. El objeto social de la Sociedad será:----

(1) la compra, adquisición por cualquier medio, venta, arrendamiento, administración, negociación, cesión o traspaso de concesiones mineras de exploración o explotación, o de sus derechos derivados, o lotes mineros conforme a derecho;---------------------------------------

(2) la exploración, explotación, extracción, preparación, elaboración, molienda, refinación, conversión y tratamiento en general de toda clase de minerales, sustancias o metales, incluyendo, sin limitar, los enumerados en el artículo 4 de la Ley Minera; así como su elaboración, industrialización, producción, uso y venta;--

(3) la compra, adquisición por cualquier medio, venta, arrendamiento, administración, negociación, cesión o traspaso de toda clase de licencias, autorizaciones, franquicias, arrendamientos, derechos o intereses autorizados por la ley, incluyendo, sin limitar, la compra, adquisición por cualquier medio, venta, arrendamiento, administración, negociación, cesión o traspaso de los bienes inmuebles que sean necesarios o convenientes para la ejecución del objeto social de la Sociedad;---

(4) la adquisición, enajenación, negociación, cesión, suscripción o endoso de toda clase de acciones representativas el capital social de compañías mineras, metalúrgicas o de productos químicos, ya sean mexicanas o extranjeras;---

(5) la compra, adquisición por cualquier medio, venta, arrendamiento, administración, operación, negociación, cesión, traspaso, exportación o importación de toda clase de maquinaria y equipo autorizado por la Ley, incluyendo, sin limitar lo anterior, todo molino, planta de beneficio, fundición, depósito, almacén, bodega, y en general, los bienes raíces, edificios, e instalaciones que fueran necesarios o convenientes para la ejecución del objeto social;--

(6) la adquisición de toda clase de derechos, autorizaciones, concesiones o permisos requeridos por la legislación de la materia para la realización de actividades mineras de exploración, explotación o beneficio de minerales, incluyendo, sin limitar lo anterior, la adquisición de permisos relacionados con la protección del medio ambiente, concesiones de agua o permisos para la compra, uso o consumo de explosivos;-----------------------------

(7) el otorgamiento o toma de dinero en préstamo, con o sin garantía, y la emisión de bonos, acciones, obligaciones y demás títulos de crédito con la intervención en su caso de las autoridades señaladas por la ley de la materia;-

(8) la aceptación, emisión, giro, endoso, aval y, en general, la suscripción con cualquier carácter de títulos de crédito; y el otorgamiento de fianzas o garantías reales o personales con respecto de las obligaciones propias o de terceros y de títulos emitidos o aceptados por la empresa o por terceros;---

(9) el proporcionar, prestar o contratar toda clase de servicios técnicos o administrativos de operación minera, así como de servicios de consultoría relacionados con operaciones mineras de exploración o explotación o la supervisión de dichos servicios, ya sea a personas físicas o morales, mexicanas o extranjeras, en territorio nacional o en el extranjero; asimismo, la contratación de personal de tiempo en tiempo, ya sean trabajadores o consultores independientes, con el objeto de asistir o auxiliar en el desempeño de los servicios a que se refiere el presente párrafo;---

(10) la adquisición, enajenación, posesión, cesión y transmisión del uso o goce de bienes muebles o inmuebles, así como de sus derechos reales;--------------------------

(11) la adquisición, enajenación, posesión, cesión y transmisión por cualquier título de patentes, certificados de invención, marcas, nombres comerciales o cualquier otro tipo de propiedad intelectual;----------------------------

(12) la aceptación, otorgamiento, delegación, limitación o revocación toda clase de contratos de mandato, generales o especiales, representaciones, consignaciones o comisiones civiles o mercantiles; y, (13) en general, la celebración, ratificación o ejecución de toda clase de actos jurídicos, contratos, convenios o declaraciones unilaterales, de naturaleza civil o mercantil, que sean necesarios o convenientes para la ejecución de las actividades mencionadas en la presente cláusula;---------------------

(Denominadas colectivamente en lo sucesivo el "Objeto Social").---

--------------------C A P I T U L O I I I--------------------

--------------------- CAPITAL SOCIAL---------------------------

----- 5. El capital social de la Sociedad será variable. El capital social mínimo fijo sin derecho a retiro será la cantidad de $50,000.00 MN (Cincuenta Mil Pesos Moneda Nacional 00/100) y estará representado por 50,000 (Cincuenta Mil) acciones serie "A" totalmente suscritas y pagadas, que serán ordinarias, nominativas y con un valor nominal de $ 1.00 M.N. (Un Peso Moneda Nacional 00/100) cada una.---

...-------------------C A P I T U L O V----------------------

-----------------ADMINISTRACION DE LA SOCIEDAD--------------------

----- 14. Consejo de Administración. La administración de la Sociedad estará a cargo de un consejo de administración o de un administrador único, según lo determine la asamblea general de accionistas. El consejo de administración estará compuesto del número de consejeros que determinen los accionistas. Los miembros del consejo de administración no requieren ser accionistas y serán electos por la mencionada asamblea.-----------------------------------

...--- 16. Facultades y Poderes. El consejo de administración o el administrador único, según sea el caso, tendrán las facultades mas amplias conforme a derecho para administrar los negocios de la Sociedad y para realizar todos los actos inherentes a su Objeto Social; se exceptúa de lo anterior todo acto que por ley o por disposición de los Estatutos Sociales de la sociedad corresponden sólo a las asambleas de accionistas. El consejo de administración o el administrador único, según sea el caso, poseerán asimismo la representación legal de la Sociedad y estarán investidos de todas las facultades y poderes mas amplios para cumplir con su encargo y con el Objeto Social, incluyendo, sin limitar la generalidad de lo anterior, los siguientes poderes:-----------------------------------

(1) PODER GENERAL PARA PLEITOS Y COBRANZAS, sin limitación alguna, con todas las facultades generales y aún las especiales que requieran cláusula especial conforme a la Ley a fin de que represente a la Sociedad ante toda clase de autoridades y particulares, siendo aquellas de la naturaleza que fueren, ya sean civiles, administrativas, penales o del trabajo; para interponer juicios de amparo y desistirse de los mismos, articular y absolver posiciones, presentar querellas en materia penal, ser coadyuvante del Ministerio Público y desistirse del juicio de amparo, concediéndole para tal efecto, todas las facultades generales que requieran cláusula especial conforme a la Ley y en conformidad con el primer párrafo del articulo 2,554 del Código para el Distrito Federal, otorgándole inclusive poder para querellarse en lo criminal y sustituir total o parcialmente el presente poder.-

(2) PODER GENERAL PARA ACTOS DE ADMINISTRACION, con todas las facultades generales y especiales que comprendan una franca y libre administración general de la Sociedad, sin limitación alguna, conforme al segundo párrafo del articulo 2,554 del Código para el Distrito Federal y los artículos correlativos de los Códigos Civiles de todos los Estados de la República.-

(3) PODER GENERAL PARA ACTOS DE DOMINIO, sin limitación alguna, en los términos de los párrafos segundo y tercero del articulo 2,554 del Código Civil para el Distrito Federal.-

(4) PODER GENERAL PARA SUSCRIBIR Y OTORGAR TITULOS DE CREDITO en favor o en contra de la compañía, otorgándole inclusive facultades para convertirse en avalista de terceros extraños a la Sociedad; para otorgar contratos de fianza a nombre de la compañía y en beneficio de terceros; facultades para suscribir, aceptar, endosar, librar, avalar y en cualquier forma otorgar toda clase de titulos de crédito, en los términos del articulo noveno, fracción primera de la Ley General de Títulos y Operaciones de Crédito.-----------------

(5) Poder para actos de administración con facultades específicas en materia laboral, en los términos del articulo 2,554, párrafos segundo y cuarto del Código Civil para el Distrito Federal y artículos correlativos de los Códigos Civiles de todos los Estados de la República Mexicana y de acuerdo con lo dispuesto por los Artículos 11, 692, fracciones II y III, 876 y demás relativos de la Ley Federal del Trabajo; para que comparezca en su carácter de administrador de la Sociedad y como representante legal ante todas las autoridades del trabajo pudiendo deducir todas las acciones y derechos que correspondan a la Sociedad, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, autorizándolos para comprometer en conciliación a la empresa. Ningún Consejero, incluyendo al Presidente del Consejo de Administración de la Sociedad tendrá facultad para desahogar la prueba confesional, por lo que están impedidos para absolver posiciones en todo juicio o procedimiento en que la Sociedad sea parte; la citada facultad corresponderá en exclusiva a los representantes legales o apoderados de la Sociedad, a quienes en forma expresa o por virtud de los presentes Estatutos Sociales se les haya delegado u otorgado.----------

(6) Poder para abrir, operar y cerrar cuentas bancarias ante cualquier institución de crédito nacional o extranjera a nombre de la Sociedad; para expedir cheques y para autorizar y designar a la persona o personas que giren títulos de crédito a favor o en contra de las mismas; y para cancelar dichas cuentas bancarias.------------------------------------

(7) Poder para nombrar gerentes, subgerentes, consultores, asesores o empleados de la Sociedad;-------------------------

(8) Para otorgar, revocar, limitar o modificar toda clase de poderes generales o especiales.-----------------------------

(9) Facultades para convocar a asambleas generales ordinarias y extraordinarias de accionistas y para ejecutar sus resoluciones. Y,---

(10) Poder para determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad..."---

RESOLUCIONES.- PRIMERA.- .. SEGUNDA.- Se RESUELVE por unanimidad de votos de los accionistas presentes, en otorgar a los Señores ROBERT VERNON LONGE,.. Y JOSE ABRAHAM URIAS ROMERO para ser ejercidos CONJUNTA O INDIVIDUALMENTE POR SEPARADO todos y cada uno de los poderes mencionados en la Cláusula Décimo Sexta, Incisos del (1), (2), (3), (4), (5), (6), (7), (8), (9) y (10) de los Estatutos Sociales de la sociedad, incluyendo sin limitación alguna, poderes generales para pleitos y cobranzas y actos de administración, en los términos de dicha cláusula.."---

El documento anteriormente descrito doy fe de haber tenido a la vista y devuelto a su interesado. Mazatlán, Sinaloa, a los diecisiete días del mes de Julio de dos mil nueve. **DOY FE**.----------

LIC. GUILEBALDO FLORES TIRADO.
NOTARIO PUBLICO NUMERO 118.
FOTG-511026-N74.